Exhibit 10.57

2009 - 162(m) Conversion Grant

TRIMAS CORPORATION

2006 LONG TERM EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

TriMas Corporation (“Corporation”), as permitted by the TriMas Corporation 2006 Long Term Equity Incentive Plan (“Plan”), hereby grants to the Grantee listed below (“Grantee”), a Restricted Stock Award for the number of shares of the Corporation’s Common Stock set forth below (“Shares”), subject to the terms and conditions of the Plan and this Restricted Stock Agreement (“Agreement”).  This Award is intended to satisfy the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) as partial payment of the Grantee’s 2009 Incentive Award (as defined in Appendix A).

Unless otherwise defined in this Agreement or in the Glossary in Appendix A to this Agreement, the terms used in this Agreement have the same meaning as defined in the Plan.  The term “Service Provider” as used in this Agreement means an individual actively providing services to the Corporation or a Subsidiary.

I.              NOTICE OF RESTRICTED STOCK AWARD

Grantee:	[ ]

Date of Agreement:	December 4, 2009

Grant Date:	December 4, 2009

Number of Restricted Shares in Award:	Maximum of [X,XXX] shares, representing [25%/50%/75%] of the Grantee’s 2009 Estimated Award based on the Fair Market Value of Common Stock on the Grant Date

II.            AGREEMENT

A.            Grant of Restricted Stock.  The Corporation hereby grants Shares of Restricted Stock to the Grantee for the number of Shares set forth above; provided, however, that the number of Shares actually granted will be less than the number of Shares set forth above if the Grantee’s 2009 Estimated Award (as defined in Appendix A) exceeds the Grantee’s 2009 Incentive Award (as defined in Appendix A), with the number of Shares set forth above proportionately reduced.  In no event will the number of Shares actually granted exceed the number of Shares set forth above, regardless of the Grantee’s 2009 Incentive Award.  Notwithstanding anything to the contrary anywhere else in this Agreement, the Shares of Restricted Stock in this Award are subject to the terms, definitions and provisions of the Plan, which are incorporated herein by reference.

1.             Restrictions on Transfer.  The Shares of Restricted Stock are restricted from transfer until the restrictions lapse.  Subject to the Grantee’s termination of services, as described in Section 4, below, the Restricted Shares subject to this Award vest, and all restrictions lapse, on March 15, 2010.  Upon vesting and the lapse of the restrictions, the associated Shares become freely transferable if the Grantee is still a Service Provider on that date.  The Restricted Shares subject to this Award will be forfeited if the Grantee terminates his or her services with the Corporation or a Subsidiary prior to vesting and the lapse of restrictions, except as designated otherwise in this Agreement.

2.             Rights as Stockholder.  Except for the potential forfeitability of the Shares before the lapse of restrictions set forth in Section 1 above, the Grantee has all rights of a stockholder (including voting and dividend rights) commencing on the date of the Corporation’s book entry evidencing the grant of Restricted Stock.

3.             Adjustments.  In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting the Shares of Restricted Stock covered by this Award, the rights of the Grantee will be adjusted as provided in Article X of the Plan.

4.             Termination of Services.  The Shares of Restricted Stock subject to this Award will be forfeited if the Grantee voluntarily terminates his or her services with the Corporation or a Subsidiary, or if the Grantee’s services are terminated due to Cause before the Shares of Restricted Stock vest and the restrictions lapse.  Notwithstanding the foregoing, the Shares of Restricted Stock vest and the restrictions on transfer lapse on March 15, 2010 if the Grantee terminates services before that date due to death, retirement or Disability.  Further, the Corporation retains the right to accelerate or waive restrictions on Shares of Restricted Stock granted under this Agreement.  Upon the lapse of the transfer restrictions, the Shares of Restricted Stock are fully transferable.

B.            Other Terms and Conditions.

1.             Non-Transferability of Award.  Except as described below, this Award and the Restricted Shares subject to the Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by laws of descent or distribution.  Notwithstanding the foregoing, with the consent of the Administrator, the Grantee may assign or transfer the Award and its underlying Restricted Shares to a Permitted Assignee, provided the Permitted Assignee is bound by and subject to all terms and conditions of the Plan and this Agreement, and the Permitted Assignee executes an agreement satisfactory to the Corporation evidencing these obligations.  The terms of this Award are binding on the executors, administrators, heirs, successors and assigns of the Grantee.

2.             Other Restrictions on Share Issuance.  Anything to the contrary notwithstanding, the Corporation’s obligation to deliver Shares under this Award is subject to its compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable.  The Corporation is not required to deliver Shares under this Agreement unless and until it receives satisfactory proof that the issuance or transfer of the Shares does not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, the rules and regulations of the

Securities Exchange Commission promulgated thereunder, or the provisions of any state law governing the sale of securities or any stock exchange on which the Corporation’s Shares may be listed, and that there has been compliance with the provisions of these acts, rules, regulations and state laws.

3.             Withholding.  Grantee authorizes the Corporation to withhold from the Grantee’s compensation or agrees to tender sufficient funds to satisfy any applicable income and employment tax withholding obligations in connection with vesting of and the lapse of restrictions on Shares of Restricted Stock under the Award.

4.             Dispute Resolution.  Grantee and the Corporation agree that any disagreement, dispute, controversy, or claim arising out of or relating to this Agreement, its interpretation, validity, or the alleged breach thereof, will be settled exclusively and, consistent with the procedures specified in this Section, irrespective of its magnitude, the amount in controversy, or the nature of the relief sought.

(a)             Negotiation.  In the event of any dispute, controversy, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, the Grantee and the Corporation will use their best efforts to settle the dispute, claim, question or disagreement.  To this effect, they will consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.

(b)             Arbitration.  If the Grantee and the Corporation do not reach a solution within a period of thirty (30) days, then, upon written notice by the Grantee to the Corporation or the Corporation to the Grantee, all disputes, claims, questions, controversies, or differences will be submitted to arbitration administered by the American Arbitration Association (the “AAA”) in accordance with the provisions of its Employment Arbitration Rules (the “Arbitration Rules”).

(1)           Arbitrator.  The arbitration will be conducted by one arbitrator skilled in the arbitration of executive employment matters.  The parties to the arbitration will jointly appoint the arbitrator within thirty (30) days after initiation of the arbitration.  If the parties fail to appoint an arbitrator as provided above, an arbitrator with substantial experience in executive employment matters will be appointed by the AAA as provided in the Arbitration Rules.  The Corporation will pay all of the fees, if any, and expenses of the arbitrator and the arbitration, unless otherwise determined by the arbitrator.  Each party to the arbitration is responsible for his/its respective attorneys fees or other costs of representation.

(2)           Location.  The arbitration will be conducted in Oakland County, Michigan.

(3)           Procedure.  At any oral hearing of evidence in connection with the arbitration, each party or its legal counsel will have the right to examine its witnesses and cross-examine the witnesses of any opposing party.  No evidence of any witness may be presented in any form unless the opposing party or parties has the opportunity to cross-examine the witness, except under extraordinary circumstances in which the arbitrator determines that the interests of justice require a different procedure.

(4)           Decision.  Any decision or award of the arbitrator is final and binding on the parties to the arbitration proceeding.  The parties agree that the arbitration award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment on the arbitration award may be entered in any court having jurisdiction.

(5)           Power.  Nothing contained in this Agreement may be deemed to give the arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

The provisions of this Section survive the termination or expiration of this Agreement, are binding on the Corporation’s and Grantee’s respective successors, heirs, personal representatives, designated beneficiaries and any other person asserting a claim described above, and may not be modified without the consent of the Corporation.  To the extent arbitration is required, no person asserting a claim has the right to resort to any federal, state or local court or administrative agency concerning the claim unless expressly provided by federal statute, and the decision of the arbitrator is a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute, unless precluded by federal statute.

5.             Code Section 409A.  Without limiting the generality of any other provision of this Agreement, Section 11.9 of the Plan pertaining to Code Section 409A is hereby explicitly incorporated herein.

6.             No Continued Right as Service Provider.  Nothing in the Plan or in this Agreement confers upon the Grantee any right to continue as a Service Provider of the Corporation or any Subsidiary, or interferes with or restricts in any way the rights of the Corporation or any Subsidiary, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between the Grantee and the Corporation or any Subsidiary.

7.             Governing Law.  This Agreement is governed by and is to be construed in accordance with the laws of the State of Michigan, notwithstanding conflict of law provisions.

8.             Irrevocable Agreement.  Neither the Corporation nor the Grantee may revoke this Agreement.  The Corporation’s enforcement of the forfeiture provisions in II(A)(1) and II(A)(4) is not a revocation of the Agreement by the Corporation.

(Signature Page Follows)

This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.

TRIMAS CORPORATION

Dated:	By:
Name:
Title:

GRANTEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS RESTRICTED STOCK AGREEMENT, NOR IN THE CORPORATION’S 2006 LONG TERM EQUITY INCENTIVE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, CONFERS ON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE CORPORATION OR ANY PARENT OR SUBSIDIARY, NOR DOES IT INTERFERE IN ANY WAY WITH GRANTEE’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE GRANTEE’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions of the Plan.  Grantee hereby accepts this Restricted Stock Award subject to all of the terms and provisions of this Agreement.  Grantee has reviewed the Plan and this Restricted Stock Agreement in their entirety.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award.

Dated:	By:
Name:
Title:

APPENDIX A
TO
RESTRICTED STOCK AGREEMENT

GLOSSARY

For purposes of this Agreement, the following terms shall be defined as follows:

“2009 Estimated Award” means the Grantee’s estimated amount payable under the TriMas Incentive Compensation Plan based on the Corporation’s “10+2” forecasted financial results as calculated in November 2009.

“2009 Incentive Award” means the total amount payable to the Grantee in March 2010 under the TriMas Incentive Compensation Plan based on performance measures, target incentive award, and actual performance results for the 2009 performance year.